================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         AIRBORNE FREIGHT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         AIRBORNE FREIGHT CORPORATION
                       3101 WESTERN AVENUE, P.O. BOX 662
                           SEATTLE, WASHINGTON 98111

                           NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                           TO BE HELD APRIL 28, 1998

  Notice is hereby given that the annual meeting of the shareholders of Airborne Freight Corporation, a Delaware corporation (the "Company"), has been called and will be held on April 28, 1998, at 10:00 a.m., Seattle time, at Cavanaugh's on Fifth Avenue, 1415 Fifth Avenue, Seattle, Washington for the following purposes:

  1. To elect three directors for terms of three years.

  2. To consider and act upon a proposal to amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000.

  3. To consider and act upon a proposal to approve the Airborne Freight Corporation 1998 Key Employee Stock Option Plan.

  4. To hear and consider reports from officers of the Company.

  5. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The foregoing matters are described in more detail in the Proxy Statement that is attached to this notice.

  Only holders of record, as of the close of business on February 23, 1998, of shares of Common Stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof. The stock transfer books will not be closed.

                                          By order of the Board of Directors

                                          /s/ David C. Anderson

                                          DAVID C. ANDERSON,
                                          Corporate Secretary/Counsel

  SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

                                PROXY STATEMENT

                         AIRBORNE FREIGHT CORPORATION
         3101 WESTERN AVENUE, P.O. BOX 662, SEATTLE, WASHINGTON 98111

                ANNUAL MEETING OF SHAREHOLDERS, APRIL 28, 1998

                        DATE OF MAILING: MARCH 13, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Airborne Freight Corporation, a Delaware corporation ("Airborne" or the "Company"), for use at the annual meeting of shareholders to be held at Cavanaugh's on Fifth Avenue, 1415 Fifth Avenue, Seattle, Washington at 10:00 a.m., Seattle time, on Tuesday, April 28, 1998, and at any adjournments thereof. Georgeson & Co. of New York City has been employed to solicit proxies (through approximately 50 of its employees) by mail, telephone, or personal solicitation, for a fee to be paid by the Company of not more than $8,000. Officers and regular employees of the Company may solicit proxies by telephone, telegram, and personal calls, the cost of which will be borne by the Company.

  At the annual meeting, the holders of shares of Common Stock of the Company will (1) elect three directors for terms of three years and until their successors have been elected and have qualified, (2) consider and act upon a proposal to amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000, (3) consider and act upon a proposal to approve the Airborne Freight Corporation 1998 Key Employee Stock Option Plan, (4) hear and consider reports from officers of the Company, and (5) transact such other business as may properly come before the meeting or any adjournments thereof.

                             VOTING AT THE MEETING

  Only holders of record, as of the close of business on February 23, 1998, of shares of Common Stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof. The Common Stock is the only class of voting securities of the Company currently outstanding. On February 23, 1998, there were 50,116,274 shares of Common Stock outstanding (exclusive of 512,078 treasury shares), all of which will be entitled to vote at the annual meeting on April 28, 1998 (all information in this Proxy Statement has been adjusted as necessary to reflect the two-for-one stock split in the form of a stock dividend effected in February 1998). At the meeting, the presence in person or by proxy of a majority of the outstanding shares is required for a quorum.

  In deciding all matters at the meeting, other than the election of directors, each shareholder will be entitled to one vote for each share of stock held on the record date. For the election of directors, cumulative voting applies, so that each shareholder will have the right to vote the number of shares owned on the record date for as many persons as there are directors to be elected; to cumulate such shares and give one nominee as many votes as the number of directors to be elected (three) multiplied by the number of shares held; or to distribute such number of votes among as many nominees and in such amounts as the holder shall determine. For shareholders voting by proxy, provision is made on the proxy card for instructions as to the manner of allocating votes.

  Election of the persons nominated to serve as directors requires a plurality of all the votes cast for directors. This means that the three individuals who receive the largest number of votes cast are elected as directors. Approval of the proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000 requires the affirmative vote of a majority of the outstanding shares. Approval of the Airborne Freight Corporation 1998 Key Employee Stock Option Plan (the "1998 Plan") requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal.

  Shareholders may withhold their vote from one or more of the nominees for director and may abstain from voting on the proposals to amend the Restated Certificate of Incorporation and to approve the 1998 Plan. Votes that are withheld in the election of directors will be excluded in determining whether a nominee has received a plurality of the votes cast. If a shareholder abstains from voting on the proposal to amend the Restated Certificate of Incorporation or the proposal to approve the 1998 Plan, the abstention will have the effect of a vote cast against the proposal.

  Brokerage firms holding shares in street name for customers are required to vote such shares in the manner directed by their customers. In the absence of timely directions, firms who are members of the New York Stock Exchange will have discretion to vote their customers' shares on election of directors. However, the proposals to amend the Restated Certificate of Incorporation and approve the 1998 Plan are non-discretionary, and brokers who receive no instructions from their customers will not be able to vote those customers' shares on those proposals. Under applicable Delaware law, such broker non-votes will count as votes against the proposal to amend the Restated Certificate of Incorporation and will have no effect on the proposal to approve the 1998 Plan.

  All shares represented by the enclosed proxy, if it is returned prior to the meeting, will be voted in the manner specified by the shareholder. Unless a shareholder provides specific instructions to withhold votes from, or to allocate them to, one or more nominees for director, the persons named in the proxy will be authorized to vote the shares represented thereby FOR the election of the nominees for director and in their discretion to cumulate votes and allocate them among the nominees to the extent and the manner necessary to assure the election of all of the nominees. If any listed nominee becomes unavailable, the persons named in the proxy may vote for any substitute designated by the Nominating Committee of the Board; however, management at this time has no reason to anticipate that this will occur. To the extent specific instructions are not given with respect to the proposed amendment to the Restated Certificate of Incorporation or the proposal to approve the 1998 Plan, the shares represented by the proxy will be voted FOR approval of these proposals.

  You may revoke your proxy at any time before it has been voted by voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company, or by giving a later dated proxy at any time before the voting.

  To the best of the Company's knowledge, as of February 23, 1998, shareholders owning over 5% of the outstanding Common Stock of the Company were as follows:

                            HOLDERS OF COMMON STOCK

                                                            PERCENTAGE OF
                                                               COMMON
                                                  NUMBER OF     STOCK
   NAME AND ADDRESS                                SHARES    OUTSTANDING
   ----------------                               --------- -------------
   Westport Asset Management, Inc.                3,188,600     6.36%
   253 Riverside Avenue
   Westport, CT 06880

   Vanguard/PRIMECAP Fund, Inc.                   3,160,000     6.31%
   P.O. Box 2600
   Valley Forge, PA 19482

   Capital Growth Management Limited Partnership  2,825,000     5.64%
   One International Place
   Boston, MA 02110

Information in this table is based on reports on Schedule 13G, or amendments thereto, filed with the Securities and Exchange Commission.

                             ELECTION OF DIRECTORS

  The Company's Bylaws provide for no fewer than eight and no more than twelve directors, as determined from time to time by the Board. The Company's Board currently consists of nine members, divided into three classes with terms expiring at the April annual meeting as follows:

  CLASS A (THREE POSITIONS WITH TERMS EXPIRING IN 1998):
      Andrew F. Brimmer
      Harold M. Messmer, Jr.
      Mary Agnes Wilderotter

  CLASS B (THREE POSITIONS WITH TERMS EXPIRING IN 1999):
      Robert G. Brazier
      James H. Carey
      Andrew B. Kim

  CLASS C (THREE POSITIONS WITH TERMS EXPIRING IN 2000):
      Robert S. Cline
      Richard M. Rosenberg
      William Swindells

  At the annual meeting, three persons will be elected to fill the Class A positions, generally for terms of three years, to hold office until the annual meeting of shareholders in the year their terms expire (2001) and until their respective successors have been elected and shall have qualified as provided by the Bylaws. Messrs. Brimmer and Messmer and Ms. Wilderotter are present directors of the Company and have been nominated to continue as directors.

               NOMINEES FOR DIRECTORS TO SERVE A THREE-YEAR TERM

                       CLASS A (TERMS TO EXPIRE IN 2001)

ANDREW F. BRIMMER, age 71, President, Brimmer & Company, Inc. (economic and financial consulting).

    Mr. Brimmer heads Brimmer & Company, Inc., an economic and financial consulting firm which he established in 1976. He is a director of BlackRock Investment Income Trust and other BlackRock Funds; Borg-Warner Automotive, Inc.; CarrAmerica Corporation; E.I. duPont de Nemours and Company; and Navistar International Corporation. Mr. Brimmer has been a director of the Company since 1994 and is a member of the Audit Committee and the Nominating Committee.

HAROLD M. MESSMER, JR., age 52, Chairman and Chief Executive Officer, Robert Half International, Inc. (personnel services).

    Mr. Messmer has been Chairman and Chief Executive Officer of Robert Half International Inc., since 1987. Mr. Messmer is also a director of Health Care Property Investors, Inc. and Spieker Properties, Inc. Mr. Messmer, a director of the Company since 1989, serves as Chairman of the Nominating Committee and a member of the Compensation Committee.

MARY AGNES WILDEROTTER, age 43, President and Chief Executive Officer, Wink Communications (telecommunications).

    Ms. Wilderotter has been President, Chief Executive Officer, and a director of Wink Communications since January 1997. From August 1995 to January 1997, she was Executive Vice President, National Operations of AT&T Wireless Services and Chief Executive Officer of Claircom, its aviation communications division. From October 1991 to August 1995, Ms. Wilderotter was President of the California/Nevada/Hawaii Region for McCaw Cellular Communications, Inc. She is a director of Electric Lightwave, Gaylord Entertainment and Jacor Communications. Ms. Wilderotter has been a director of the Company since 1996 and is a member of the Nominating Committee.

          CONTINUING DIRECTORS -- NOT STANDING FOR ELECTION THIS YEAR

                       CLASS B (TERMS TO EXPIRE IN 1999)

ROBERT G. BRAZIER, age 60, President and Chief Operating Officer of the
Company.

    Mr. Brazier has served as President of the Company since 1978 and as Chief Operating Officer of the Company since 1973. Prior to that time he was Senior Vice President-Operations of the Company and Vice President of Sales and Operations of Pacific Air Freight, Inc. Mr. Brazier has been a director of the Company since 1974 and is a member of the Executive Committee.

JAMES H. CAREY, age 65, Managing Director, Briarcliff Financial Associates (private financial advisory firm).

    Mr. Carey has been Managing Director of Briarcliff Financial Associates since 1991. He served as Chief Executive Officer of National Capital Benefits Corporation, a viatical settlement company, from March 1994 to December 1995. Mr. Carey is a director of the Cowen Group of Mutual Funds; the Midland Company; and Nantucket Industries, Inc. He has been a director of the Company since 1978 and is a member of the Compensation Committee.

ANDREW B. KIM, age 61, President, Sit/Kim International Investment Associates, Inc. (investment company).

    Mr. Kim has served as President of Sit/Kim International Investment Associates, Inc., since 1989. Mr. Kim is a director of Hyundai Dragon Fund of Dublin, Ireland; Ilshin Investment Corp. and Dong-A Venture Investment in Seoul, Korea; Asia Foods in Shanghai, China; and the Vertical Group of New York. Mr. Kim has been a director of the Company since 1994 and serves as Chairman of the Audit Committee.

                       CLASS C (TERMS TO EXPIRE IN 2000)

ROBERT S. CLINE, age 60, Chairman and Chief Executive Officer of the Company.

    Mr. Cline has served as Chairman and Chief Executive Officer of the Company since 1984. Prior to that time, he served as Vice Chairman, Executive Vice President, Chief Financial Officer, Senior Vice President-Finance and Vice President-Finance. He serves as a director of Safeco Corporation and Metricom, Inc., and as a member of the advisory board of Seafirst Bank. Mr. Cline, a director of the Company since 1973, is Chairman of the Executive Committee.

RICHARD M. ROSENBERG, age 67, Chairman of the Executive Committee and Chairman and Chief Executive Officer (Retired) of BankAmerica Corporation and Bank of America, NT&SA.

    Mr. Rosenberg served as Chairman, President, and Chief Executive Officer of Bank of America from 1990 to 1996 when he retired. Mr. Rosenberg serves as a director of BankAmerica Corporation; Northrop Grumman Corporation; Potlatch Corporation; and SBC Communications. Mr. Rosenberg, a director of the Company since 1988, is Chairman of the Compensation Committee and a member of the Executive Committee.

WILLIAM SWINDELLS, age 67, Chairman and Chief Executive Officer, Willamette Industries, Inc. (forest products).

    Mr. Swindells has served as Chairman of the Board of Directors of Willamette Industries, Inc., since 1985 and as its Chief Executive Officer from 1985 to 1996 and since 1997. He is a director of Standard Insurance Co. and Oregon Steel Mills. Mr. Swindells has been a director of the Company since 1994 and is a member of the Audit Committee.

                       BOARD OF DIRECTORS AND COMMITTEES

  The full Board of Directors met four times during 1997. No incumbent member attended fewer than 75% of the meetings of the Board of Directors and Board committees of which he or she was a member during 1997.

BOARD COMMITTEES

  The Board has a standing Audit Committee, Compensation Committee, Nominating Committee and Executive Committee. Each committee, other than the Executive Committee, consists exclusively of non-employee directors.

  AUDIT COMMITTEE. The Audit Committee is currently composed of Mr. Kim, Chairman; Mr. Brimmer; and Mr. Swindells. The committee is charged with reviewing and approving the scope of the audit of the books and accounts of the Company and its subsidiaries, recommending the employment and retention of a firm of independent auditors to conduct such audit, reviewing the Company's financial reporting and control systems and reporting to the Board thereon. The committee met twice during 1997.

  COMPENSATION COMMITTEE. The Compensation Committee is currently composed of Mr. Rosenberg, Chairman; Mr. Carey; and Mr. Messmer. It is charged with the review of and recommendation to the full Board on matters relating to salaries of officers and all other forms of executive and key employee compensation and benefits, as well as the level and form of compensation for non-employee directors. The committee met three times during 1997.

  NOMINATING COMMITTEE. The Nominating Committee is currently composed of Mr. Messmer, Chairman; Mr. Brimmer; and Ms. Wilderotter. It is charged with searching for and recommending to the Board potential nominees for Board positions; evaluating the performance of the Chief Executive Officer; and recommending, when appropriate, the appointment of a new Chief Executive Officer and candidates for appointment to other offices. The committee met once during 1997.

  Any shareholder recommendations for nominations to the Board of Directors for consideration by the Nominating Committee for the 1999 Annual Meeting should be forwarded to Mr. Harold M. Messmer, Jr., Chairman, Nominating Committee, Airborne Freight Corporation, P.O. Box 662, Seattle, Washington 98111, so as to be received no later than November 30, 1998.

  EXECUTIVE COMMITTEE. The Executive Committee currently consists of Mr. Cline, Chairman; Mr. Brazier; and Mr. Rosenberg. It is authorized to act in lieu of the full Board on various matters between Board meetings.

DIRECTOR COMPENSATION

  Non-employee directors received an annual fee of $22,000 in 1997 plus $1,000 for each Board and Committee meeting attended.

  The Company has a Directors Stock Option Plan ("Option Plan") and Director Stock Bonus Plan ("Bonus Plan") for non-employee directors of the Company. The Option Plan provides each such director annual grants of options to acquire 2,000 shares of the Company's Common Stock at an exercise price equal to the closing sales price on the New York Stock Exchange on the date of grant. Under the Bonus Plan, each director receives an annual award of shares of the Company's Common Stock having a value of $3,000 on the award date. The issuance of shares is deferred until the director retires or otherwise ceases to be a director of the Company.

                         STOCK OWNERSHIP OF MANAGEMENT

  The following table sets forth information as to the shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) by each director of the Company, by the Chief Executive Officer and the six other most highly compensated executive officers of the Company at December 31, 1997 (the "named executive officers") and by all directors and executive officers as a group:

                                          COMMON STOCK OF
                                            THE COMPANY         PERCENTAGE OF
                                         BENEFICIALLY OWNED     COMMON STOCK
   NAME                                    AS OF 2/23/98         OUTSTANDING
   ----                                  ------------------     -------------
   DIRECTORS
   Andrew F. Brimmer                             6,599/1/, /2/         *
   James H. Carey                                7,799/1/, /2/         *
   Andrew B. Kim                                33,571/1/, /2/         *
   Harold M. Messmer, Jr.                       18,399/1/, /2/         *
   Richard M. Rosenberg                         18,399/1/, /2/         *
   William Swindells                            11,399/1/, /2/         *
   Mary A. Wilderotter                           2,175/1/, /2/         *


   NAMED EXECUTIVE OFFICERS
   Robert S. Cline/3/                          504,404/4/           1.00%
   Robert G. Brazier/3/                        692,774/4/           1.38%
   John J. Cella                                84,998/4/              *
   Carl D. Donaway                              18,325/4/              *
   Kent W. Freudenberger                        88,117/4/              *
   Roy C. Liljebeck                            250,875/4/              *
   Raymond T. Van Bruwaene                      89,314/4/              *
   All Directors and Executive Officers
    as a Group (16 persons)                  1,850,806/5/           3.64%

--------

*  Less than 1% of Common Stock outstanding.

/1/ Includes shares subject to options granted under the Directors Stock
    Option Plan as follows: Mr. Brimmer, 6,000; Mr. Carey, 6,000; Mr. Kim, 8,000; Mr. Messmer, 14,000; Mr. Rosenberg, 14,000; Mr. Swindells, 6,000;
    and Ms. Wilderotter, 2,000.

/2/ Includes 399 shares (175 shares for Ms. Wilderotter) issuable under the Director Stock Bonus Plan.

/3/ Mr. Brazier and Mr. Cline also serve as directors.

/4/ Includes shares subject to options granted under the Airborne Key Employee
    Stock Option and Stock Appreciation Rights Plan as follows: Mr. Cline, 242,630; Mr. Brazier, 204,950; Mr. Cella, 54,210; Mr. Donaway, 15,130; Mr.
    Freudenberger, 54,210; Mr. Liljebeck, 84,990; and Mr. Van Bruwaene, 54,210. Excludes shares subject to options that have been granted under the 1998 Plan but are subject to shareholder approval at the annual meeting.

/5/ Includes 787,710 shares subject to options or issuable under the Director
    Stock Bonus Plan.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning annual and long-term compensation paid or accrued during calendar years 1997, 1996 and 1995 for services in all capacities to the Company by the named executive officers:

                                                     LONG-TERM
                                                    COMPENSATION
                                       ANNUAL         AWARDS:
                                    COMPENSATION    ------------
                                  -----------------  SECURITIES
                                                     UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY  BONUS/1/  OPTIONS/2/  COMPENSATION/3/
---------------------------  ---- -------- -------- ------------ ---------------
Robert S. Cline              1997 $541,538 $866,461    56,000        $24,258
 Chairman, Chief Executive   1996  513,846       --    56,000         10,668
 Officer and Director        1995  486,538       --    30,800          4,800

Robert G. Brazier            1997  466,538  653,153    38,000         19,670
 President, Chief Operating  1996  443,154       --    38,000          6,719
 Officer and Director        1995  420,615       --    26,600          1,650

Roy C. Liljebeck             1997  292,461  336,330    16,000         19,852
 Executive Vice President    1996  279,000       --    16,000          7,871
 and Chief Financial         1995  266,000       --    11,250          4,800
 Officer

Raymond T. Van Bruwaene      1997  292,461  350,953    16,000         19,852
 Executive Vice President,   1996  279,000       --    16,000          7,871
 Field Services Division     1995  266,000       --    11,250          4,800

Kent W. Freudenberger        1997  292,461  324,632    16,000         19,852
 Executive Vice President,   1996  279,000       --    16,000          7,871
 Marketing Division          1995  266,000       --    11,250          4,800

John J. Cella                1997  292,461  283,697    16,000         19,852
 Executive Vice President,   1996  279,000       --    16,000          7,871
 International Division      1995  266,000       --    11,250          4,800

Carl D. Donaway              1997  292,461  339,255    16,000         19,852
 President and Chief         1996  269,846       --    16,000          7,663
 Executive Officer,          1995  236,004       --     9,340          4,800
 ABX Air, Inc.

--------

/1/ Amounts awarded under the Executive Incentive Compensation Plan or the
    Executive Group Incentive Compensation Plan.

/2/ Number of shares of Common Stock underlying options awarded under the Airborne Key Employee Stock Option and Stock Appreciation Rights Plan.

/3/ A portion of the amounts shown as All Other Compensation for 1997 represents contributions by the Company to the accounts of the named executive officers under the Company's defined contribution plan, including 401 (k) matching contributions ($11,764 for Mr. Brazier and $15,089 for each of the other named executive officers). The balance of the amounts shown in this column for 1997 represents premiums paid on term life insurance for the named executive officers.

OPTION GRANTS IN 1997

  The following table shows information concerning stock options granted to the named executive officers during calendar year 1997 under the Airborne Key Employee Stock Option and Stock Appreciation Rights Plan:

                                     INDIVIDUAL GRANTS
                       ----------------------------------------------
                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                         NUMBER    PERCENT OF                            ANNUAL RATES OF
                           OF        TOTAL                                 STOCK PRICE
                       SECURITIES   OPTIONS                             APPRECIATION FOR
                       UNDERLYING  GRANTED TO   EXERCISE                 OPTION TERM/2/
                        OPTIONS   EMPLOYEES IN    PRICE    EXPIRATION ---------------------
NAME                   GRANTED/1/ FISCAL YEAR  (PER SHARE)    DATE       5%         10%
----                   ---------- ------------ ----------- ---------- --------- -----------
Robert S. Cline          56,000      13.07%      $13.625     2/4/07   $ 479,847 $ 1,216,025
Robert G. Brazier        38,000       8.87%      $13.625     2/4/07     325,610     825,160
Roy C. Liljebeck         16,000       3.73%      $13.625     2/4/07     137,099     347,436
Raymond Van Bruwaene     16,000       3.73%      $13.625     2/4/07     137,099     347,436
Kent W. Freudenberger    16,000       3.73%      $13.625     2/4/07     137,099     347,436
John J. Cella            16,000       3.73%      $13.625     2/4/07     137,099     347,436
Carl D. Donaway          16,000       3.73%      $13.625     2/4/07     137,099     347,436

--------

/1/ Options for the named executive officers were granted on February 4, 1997.
    Fifty percent of the options will become exercisable on February 4, 1999, and the remaining options will become exercisable on February 4, 2000, subject to certain contractual provisions that will apply in the event of a change in control (see Employment Contracts). The exercise price of the options was the fair market value of the Company's Common Stock on the date of grant.

/2/ Based upon the $13.625 per share market price on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown. The named executive officers will realize no value from options if the stock price does not increase following their grant.

AGGREGATE OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

  The following table shows information concerning stock options exercised during calendar year 1997 by the named executive officers and the value of unexercised options at the end of that year:

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                           SHARES                           END              AT FISCAL YEAR-END/2/
                          ACQUIRED      VALUE    ------------------------- -------------------------
NAME                     ON EXERCISE REALIZED/1/ EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ----------- ----------- ------------- ----------- -------------
Robert S. Cline            24,392     $534,337     231,298      127,400    $4,862,439   $2,288,300
Robert G. Brazier              --           --     234,650       89,300     5,167,206    1,608,350
Roy C. Liljebeck           18,520      486,150      71,366       37,624     1,339,058      677,668
Raymond T. Van Bruwaene    49,300      888,132      40,586       37,624       693,480      677,668
Kent W. Freudenberger      49,300      892,067      40,586       37,624       693,480      677,668
John J. Cella              30,780      555,869      40,586       37,624       693,480      677,668
Carl D. Donaway            30,180      346,421       3,460       36,670        88,481      659,065

--------

/1/ Represents the aggregate fair market value, on the respective dates of exercise, of the shares of Common Stock received on exercise of options, less the aggregate exercise price of the options.

/2/ Represents the aggregate fair market value on December 31, 1997 (based on the closing price of $31.063 for the Company's Common Stock on the New York Stock Exchange on that date), of the shares of Common Stock subject to outstanding options, less the aggregate exercise price of the options.

COMPARATIVE PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's Composite-500 Stock Index and the Standard & Poor's Transportation Index for the five-year period ended December 31, 1997.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN/1/
               AMONG AIRBORNE FREIGHT CORPORATION COMMON STOCK,
         THE S&P COMPOSITE-500 INDEX, AND THE S&P TRANSPORTATION INDEX


                        PERFORMANCE GRAPH APPEARS HERE

                             AIRBORNE          S&P          S&P
Measurement Period           FREIGHT           COMPOSITE-   TRANSPORTATION
(Fiscal Year Covered)        CORPORATION       500 INDEX    INDEX
---------------------        ---------------   ----------   --------------
Measurement Pt-12/31/1992    $100.00           $100.00      $100.00
FYE 12/31/1993               $190.00           $110.00      $119.00
FYE 12/31/1994               $113.00           $112.00      $100.00
FYE 12/31/1995               $148.00           $153.00      $139.00
FYE 12/31/1996               $132.00           $189.00      $159.00
FYE 12/31/1997               $351.00           $252.00      $206.00

/1/The total return on the Company's Common Stock and each index assumes the value of each investment was $100 on December 31, 1992 and that all dividends were reinvested.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

  It is the responsibility of the Compensation Committee to set policies governing compensation of the Company's executive officers and to make recommendations to the Board as appropriate. These policies cover base salaries, incentive compensation, stock options, and any other forms of remuneration. In addition, the Committee evaluates performance of management, considers management succession, and deals with other personnel matters related to senior management.

  The Company has designed pay programs for executive officers that provide a strong link between the Company's performance and executive compensation. Each component of executive pay is weighted and valued so that, in total, highly talented executives can be attracted, retained and motivated to consistently improve the financial performance of the Company.

  The Committee periodically reviews the total compensation of the Chief Executive Officer and the other executive officers. The Committee also monitors general compensation practices of all other officers of the Company and its subsidiaries. The Compensation Committee may retain the services of a qualified compensation consulting firm to assist in the performance of these duties. The role of such a consulting firm is to provide information to the Committee with respect to the competitiveness of compensation paid to executive officers of the Company compared to that of other companies of similar size and scope.

  A consulting firm was retained to obtain such information in 1997. The firm provided data on cash compensation paid by comparison companies selected from general industry, transportation, and the Northwest United States. Annual revenues of the comparison companies were approximately $2.5 billion. They were selected without regard to whether they are included in the S&P Transportation Index.

  Executive officers have the potential to receive annual incentive awards under the Company's Executive Incentive Compensation Plan (the "EICP") (Chief Executive Officer and President) and the Executive Group Incentive Compensation Plan (the "EGICP") (remaining executive officers). The committee considers how the mix of base salaries and awards under the EICP and EGICP compares to the median compensation level of the comparison companies, but does not target such compensation at the median level. The Company believes that total cash compensation potentially available to Company executive officers is competitive and provides the incentive necessary to motivate them to meet or exceed goals set by the Board.

  In 1997, executive officers earned cash compensation through a combination of base salaries and incentive awards. The Chief Executive Officer's base salary was increased to $555,000 as of July, 1997. The base salaries of other executive officers also were raised at that time. Base salaries were raised to keep compensation competitive with those of comparison companies.

  In connection with the EICP and EGICP, the Committee approved an annual operating plan at the beginning of 1997 that established targets for pre-tax net profits and revenue growth. 1997 payouts under the EICP were based on a weighting of 75% to pre-tax net profits and 25% to revenue growth. EGICP payouts were weighted 63.75% to net profit, 21.25% to revenue growth, and 15% to individual objectives for the Chief Financial Officer and 52.5% to net profit, 17.5% to revenue growth, and 30% to individual objectives for the remaining executive officers.

  EICP and EGICP payouts are calculated as a percentage of base salary. The threshold for awards is attainment of 80% of the targets and the maximum payout is available at 150% target attainment. However, regardless of revenue growth and individual objectives, no awards are made unless the Company earns at least 80% of the targeted level of pre-tax net profit. The payout percentages for the executive officers are as follows:

                                   PERCENTAGE OF BASE
                                         SALARY
                                ------------------------
                                THRESHOLD TARGET MAXIMUM
                                --------- ------ -------
      Chief Executive Officer       30%     80%    160%
      Chief Operating Officer       30%     70%    140%
      Other Executive Officers      25%     60%    120%

  The Company exceeded maximum attainment for pre-tax net profits and revenue growth in 1997 and, accordingly, maximum incentive awards were paid under the EICP and above target awards were paid under the EGICP.

  During each fiscal year, the Committee considers the desirability of granting longer-term incentive awards to the Company's officers, including the executive officers, under the Airborne Key Employee Stock Option and Stock Appreciation Rights Plan. In 1997, stock options were granted to the executive officers at an exercise price equal to the fair market value of the Company's stock on the date of grant. In deciding the number of options to grant, the Committee considered the anticipated value of the options, the number of options outstanding or previously granted to the executives, and the aggregate number of grants to all employees of the Company. The Committee believes that these awards will have the desired effect of focusing the Company's senior management on building consistent profitability and shareholder value, since the awards directly ally the interests of management with an increase in the market price of the Company stock. The Committee did not grant any stock appreciation rights.

  Under Federal income tax rules, the deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly held companies is limited to $1 million per employee. In certain circumstances, performance based compensation is exempt from the $1 million limit. The Committee believes all compensation earned by such employees in 1998 will be deductible.

Richard M. Rosenberg, Chairman
James H. Carey
Harold M. Messmer, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is currently composed of Mr. Rosenberg, Chairman, Mr. Carey and Mr. Messmer. Mr. Rosenberg is a director of BankAmerica Corporation, the parent of Bank of America National Trust and Savings Association, which conducts business as Bank of America and Seafirst Bank. The Company has various demand deposit accounts, and participates in one or more credit agreements, with each of Bank of America and Seafirst Bank.

RETIREMENT PLANS

  The Company maintains two qualified retirement plans that cover the named executive officers and all other employees (other than certain union employees) who satisfy certain eligibility requirements relating to minimum age, length of service and hours worked. One of the plans is a defined contribution plan and the other is a defined benefit pension plan. The Company also maintains a nonqualified supplemental plan for its officers, including the named executive officers.

  DEFINED CONTRIBUTION PLAN. The Company's defined contribution plan includes a profit sharing plan that provides for an annual discretionary contribution which, pursuant to resolutions of the board, is currently equal to 7% of pre-tax profits up to a predetermined level, plus 14% of pre-tax profits in excess of that level. Each participant's account under the plan is credited with a portion of such contribution based on the ratio of his or her salary to the total salaries of all participating employees. At retirement, a participant's targeted annual pension benefit under the Company's defined benefit pension plan will be offset based on the amount in the participant's profit sharing account (see Defined Benefit Pension Plan). The defined contribution plan also includes a voluntary 401(k) salary deferral plan.

  DEFINED BENEFIT PENSION PLAN. Subject to the offset described below and statutory limits on benefits that may be provided under such a plan, the defined benefit pension plan provides each participant with a targeted annual pension benefit at retirement equal to (i) the number of years of service of a participant (up to a maximum of 25 years), times (ii) the sum of 1.6% of the participant's final average earnings up to the average covered Social Security earnings level, plus 2% of the portion of the final average earnings that exceeds that level.

  A participant's benefit under the Company's defined benefit pension plan is subject to an offset based on the amount in his or her profit sharing account under the defined contribution plan. This is done as follows: At retirement, the Company calculates how much of a participant's targeted annual pension benefit can be provided by the amount that has accumulated in his or her profit sharing plan account. This calculation is based on an interest rate factor as described in the pension plan. The defined benefit pension plan then provides the portion of the targeted annual pension benefit, if any, that the amount in the profit sharing account is insufficient to provide.

  SUPPLEMENTAL PLAN. The Company also maintains a Supplemental Executive Retirement Plan (the "SERP") for the benefit of officers of the Company and its eligible subsidiaries. The SERP is a nonqualified plan that is designed to provide a retirement benefit equal to approximately 65% of an officer's final average earnings (the SERP also provides for benefit payments upon the occurrence of other events, including in certain cases a change in control of the Company). The benefit accrues in equal annual increments over a period of 15 years. The SERP provides for normal retirement at or after age 62; however, the benefits will be subject to offset based on retirement benefits the officer will receive under the Company's qualified retirement plans and Social Security (the offset is calculated based on normal retirement at age 65) and under the retirement plans of any prior employer. The SERP is unfunded, although the Company maintains commingled investment fund assets and insurance on the lives of certain officers that could be used to fund eventual benefit payments.

  The following table sets forth the targeted annual pension benefits (calculated on the basis of a straight life annuity) payable upon retirement at age 65 to the Company's officers (including the named executive officers) based on specified years of service and levels of compensation. The amounts shown take into account Social Security offsets based on the career average Social Security wage base in effect in 1997. The amounts shown do not reflect any offsets that may apply in individual cases on account of benefits under the retirement plans of an officer's prior employer.

                              PENSION PLAN TABLE

                                     YEARS OF SERVICE
              --------------------------------------------------------------
REMUNERATION     5        10       15       20       25       30       35
------------  -------- -------- -------- -------- -------- -------- --------
 $  200,000   $ 27,421 $ 70,755 $114,088 $114,088 $114,088 $114,088 $114,088
    300,000     49,088  114,088  179,088  179,088  179,088  179,088  179,088
    400,000     70,755  157,421  244,088  244,088  244,088  244,088  244,088
    500,000     92,421  200,755  309,088  309,088  309,088  309,088  309,088
    600,000    114,088  244,088  374,088  374,088  374,088  374,088  374,088
    700,000    135,755  287,421  439,088  439,088  439,088  439,088  439,088
    800,000    157,421  330,755  504,088  504,088  504,088  504,088  504,088
    900,000    179,088  374,088  569,088  569,088  569,088  569,088  569,088
  1,000,000    200,755  417,421  634,088  634,088  634,088  634,088  634,088

  Remuneration is calculated based on average annual compensation in the five highest consecutive years of the ten years prior to retirement. Based on compensation through December 31, 1997, the final average earnings of the named executive officers were as follows: Mr. Cline, $580,580; Mr. Brazier, $499,713; Mr. Donaway, $264,486; and Messrs. Liljebeck, Van Bruwaene, Freudenberger, and Cella, $301,607. All of the named executive officers have accrued at least 20 years of service.

EMPLOYMENT CONTRACTS

  Each of the named executive officers is elected annually and serves at the pleasure of the Board, subject, however, to agreements with the Company that generally assure that, in the event of a change in control of the Company, all of the officers will have the right to remain employed, at not less than the respective rates of compensation in effect as of the date of the change in control, for at least three years thereafter.

  The agreements with the named executive officers generally provide that, if an officer is terminated without "cause" (defined as willful and continued failure to perform duties after demand from the Board, or willful and gross misconduct) within three years after a change in control, the Company must pay the officer, in addition to all accrued compensation, the equivalent of three-years' salary, bonus and other benefits. Also under the agreements, an officer terminated after a change in control may elect to receive cash equal to the difference between the exercise price of all stock options held by the officer (whether or not then exercisable) and the market value of the stock on the date of termination, or the highest price per share actually paid in connection with any change in control of the Company, whichever is higher. In the absence of this provision, under the Company's stock option plans, an employee terminated other than for cause has three months to exercise any options exercisable on the date of termination but any options not then exercisable are canceled. The 1994 Airborne Key Employee Stock Option and Stock Appreciation Rights Plan provides that all outstanding options become exercisable upon retirement and expire 18 months after the date of retirement unless their terms expire sooner. The Company is required to provide the same additional compensation and benefits described above in the event a named executive officer resigns due to failure of the Company, after a change in control, to provide the salary, other specific benefits and terms of employment required by the agreement.

  In return for the benefits under the agreements described above, each of the named executive officers has agreed, among other things, not to serve as an executive officer, director or consultant to any competitor of the Company for at least one year after termination of employment with the Company. While these contracts were designed to encourage these officers to stay with the Company, and not to deter changes in control, it is possible that a party wishing to obtain control of the Company with the intention of replacing incumbent management could be influenced by the additional cost that the Company would incur under these contracts.

                       PROPOSAL TO APPROVE AMENDMENT TO
               RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  The Restated Certificate of Incorporation of the Company currently authorizes an aggregate of 66,000,000 shares of capital stock, consisting of 6,000,000 shares of Preferred Stock (without par value) and 60,000,000 shares of Common Stock (par value $1.00). The proposed amendment to the Restated Certificate of Incorporation would increase the number of authorized shares of Common Stock to 120,000,000 thus bringing the total number of authorized shares of capital stock for all classes to 126,000,000. The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of Common Stock. This increase would be accomplished by amending Section 4.1 of Article Fourth of the Restated Certificate of Incorporation to read as follows:

  FOURTH 4.1 The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred twenty-six million (126,000,000), of which six million (6,000,000) shares shall be Preferred Stock without par value, issuable in one or more series, and one hundred twenty million (120,000,000) shares shall be Common Stock, par value One Dollar ($1.00) per share, amounting in the aggregate to One Hundred Twenty Million Dollars ($120,000,000).

  To become effective, the amendment must be approved by the holders of a majority of the company's outstanding shares of Common Stock.

  The increase would make additional shares of Common Stock available for issuance for such purposes as the Board may determine to be advantageous, including the raising of additional capital, future employee benefit plans, acquisitions and possible stock dividends and stock splits. Except with respect to shares reserved for stock option plans, as of the date of this Proxy Statement the Board does not have any agreements, commitments or plans with respect to the issuance of any additional shares of Common Stock. The proposal to increase the number of authorized shares of Common Stock was approved by the Board of Directors at its meeting on October 28, 1997 and is not being recommended in response to any specific effort of which the Company is aware to obtain control of or acquire the Company.

             PROPOSAL FOR ADOPTION OF AIRBORNE FREIGHT CORPORATION
                      1998 KEY EMPLOYEE STOCK OPTION PLAN

GENERAL DESCRIPTION OF PLAN

  The Board of Directors, by resolution at its meeting on October 28, 1997, recommended for shareholder approval the Airborne Freight Corporation 1998 Key Employee Stock Option Plan (the "1998 Plan"). In order to become effective, the 1998 Plan must be approved by a majority of the Company's outstanding shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the proposal. The closing market price of the Company's Common Stock on February 23, 1998 was $38.1875 per share.

  If the 1998 Plan is approved by shareholders, the 1994 Airborne Key Employee Stock Option and Stock Appreciation Rights Plan (the "1994 Plan") will be suspended, so that no additional options or awards will be granted under the 1994 Plan.

  The following is a summary of the 1998 Plan. For more precise information, see the Airborne Freight Corporation 1998 Key Employee Stock Option Plan, which is included as an addendum to this Proxy Statement.

  The purpose of the 1998 Plan is to provide a method by which selected individuals performing service for the Company may be offered an opportunity to invest in capital stock of the Company, thereby increasing their personal interest in the growth and success of the Company.

  The 1998 Plan is administered, and participants in the 1998 Plan are selected, by the Compensation Committee of the Board of Directors. The 1998 Plan provides for the granting of stock options over the next ten years to officers and other key employees. Options granted under the 1998 Plan can be either nonqualified stock options or options meeting the requirements of incentive stock options under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The aggregate number of shares subject to grants in a calendar year may not exceed one and one-half percent (1 1/2%) of the shares of Common Stock of the Company outstanding on December 31 of the prior year. In addition, the number of shares subject to grants of stock options during the entire term of the 1998 Plan cannot exceed 6,000,000 (plus any shares subject to options outstanding under the 1994 Plan on January 1, 1998, to the extent those options terminate without having been exercised in full). The number of shares subject to options granted in any one calendar year to any one individual may not exceed 200,000.

  The purchase price of stock covered by an option must be no less than the fair market value of the stock on the date the option is granted. The option will become exercisable at such time as the Compensation Committee specifies. No incentive stock option will be exercisable for more than ten years after the option is granted.

  Options will be subject to adjustments, including in some cases acceleration of vesting, in connection with certain events involving the Company, such as a merger, reorganization or recapitalization, or the acquisition by any person, partnership, or corporation of more than 25% of the outstanding stock of the Company.

  The 1998 Plan will automatically terminate on December 31, 2007, unless earlier terminated by the Board of Directors, and no option can be granted after termination.

  If the 1998 Plan is adopted, the Compensation Committee proposes to make use of its discretionary authority under the 1998 Plan as it shall deem to be in the best interests of the Company. It is the present intention to add the proceeds received upon the exercise of options to the general funds of the Company and use them for general corporate purposes. No monetary consideration will be received for the granting of options.

JANUARY 1, 1998 GRANT

  The Compensation Committee has concluded, based on the report of a qualified compensation consulting firm, that the number of stock options the Company has historically granted to executive officers has been significantly below the level of option grants by comparable companies. Accordingly, the Compensation Committee has approved, and the Board of Directors has ratified, the following grants of non-qualified stock options to executives under the 1998 Plan effective January 1, 1998:

            Robert S. Cline          94,000 options
            Robert G. Brazier        54,000 options
            Roy C. Liljebeck         24,000 options
            Raymond T. Van Bruwaene  24,000 options
            Kent W. Freudenberger    24,000 options
            John J. Cella            24,000 options
            Carl D. Donaway          24,000 options

  These options will vest in four equal installments based upon attainment of specified stock price increases over the fair market value grant price of $31.063 on January 1, 1998. If the stock price equals or exceeds an installment target for 10 of 20 consecutive trading days, that installment vests. If the stock price target is not achieved, that installment lapses. However, the Board may elect to vest an installment, even if the stock price target is not met, if the Company's stock price performance equals or exceeds the 75th percentile of the Dow Jones Transportation Index during the installment period.

  The installment targets and deadlines are:

           STOCK PRICE TARGETS
      --------------------------------------
                                                         DEADLINE FOR
      % INCREASE                  PRICE                   ATTAINMENT
      ----------               ------------             ---------------
          20%                  $     37.275/1/          January 1, 2000
          30%                  $     40.381             January 1, 2001
          40%                  $     43.488             January 1, 2002
          50%                  $     46.594             January 1, 2003

--------

/1/ This stock price target was achieved in February 1998.

  Unvested options lapse upon retirement, death, disability or other termination of employment. Upon retirement, recipients will have 3 years to exercise vested options. If the recipient dies or become disabled prior to retirement, the recipient or estate will have one year to exercise vested options.

  If shareholder approval of the 1998 Plan is not obtained, these option grants to the executive officers will be void.

FEDERAL INCOME TAX CONSEQUENCES

  INCENTIVE STOCK OPTIONS. The Company intends that certain of the options granted under the 1998 Plan will qualify as incentive stock options under
Section 422 of the Internal Revenue Code. Assuming that these options are so qualified, the tax consequences to an optionee will vary depending on whether certain holding period requirements are met. If an optionee acquiring stock pursuant to an incentive stock option does not dispose of such stock until at least one year after the transfer of such stock to the optionee and at least two years from the date of grant of the option, then subject to the alternative minimum tax rules discussed below, there will be no tax consequences to the optionee or the Company when the incentive stock option is granted or when it is exercised.

  If stock acquired upon exercise of an option is sold by the optionee and, at that time of the sale the holding period requirements described in the preceding paragraph have not been met, the federal income tax consequences to the optionee will be as follows: First the optionee will be required to report on his or her federal income tax return for the year in which the sale occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount). Next, for purposes of determining gain or loss upon disposition of the stock, an amount equal to this compensation income will be added to the exercise price at which the stock was acquired, and the total will be the optionee's adjusted basis of the stock. Gain or loss will be determined based upon the difference between the optionee's adjusted basis of the stock and the net proceeds of the sale, and the optionee will be required to report such gain or loss on his or her federal income tax return for the year in which the sale occurs. If a loss is realized, certain limitations may apply to restrict the immediate deductibility of the loss by the optionee.

  When a participant exercises an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price results in an adjustment in computing alternative minimum taxable income for purposes of Section 55 of the Internal Revenue Code, which may trigger alternative minimum tax consequences for the participant. Any alternative minimum tax that is payable may ultimately be credited against future taxes owed.

  NONQUALIFIED STOCK OPTIONS. The Company may also grant nonqualified stock options under the Plan. In general, there will be no tax consequences to the optionee or the Company when such an option is granted. Upon exercise of such an option, the optionee will be required to report, on his or her federal income tax return for the year in which the exercise occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount).

  The foregoing summary of the effect of federal income tax consequences does not purport to be complete. In addition, this summary does not discuss the provisions of the income tax laws of any state or foreign country in which a participant may reside.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires that certain of the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

  Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that, in 1997, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company on or prior to November 30, 1998, to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with the 1999 Annual Meeting.

                                 OTHER MATTERS

  Management is not aware at this time that any other matters are to be presented for action at this meeting. If other matters come before the meeting, the persons named in the enclosed proxy form will vote all proxies in accordance with their best judgment unless the shareholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters. No action will be required of shareholders regarding reports of officers.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

March 13, 1998
Seattle, Washington

           ADDENDUM TO AIRBORNE FREIGHT CORPORATION PROXY STATEMENT

                         AIRBORNE FREIGHT CORPORATION
                    1998 KEY EMPLOYEE STOCK OPTION PLAN/1/

                                   ARTICLE 1

                                    PURPOSE

  The purpose of the 1998 Key Employee Stock Option Plan (the "Plan") is to provide a method by which selected individuals performing services for Airborne Freight Corporation, a Delaware corporation (the "Company"), and its Affiliates may be offered an opportunity to invest in capital stock of the Company, thereby increasing their personal interest in the growth and success of the Company and its Affiliates.

                                   ARTICLE 2

                                  DEFINITIONS

  Capitalized terms used in the Plan shall have the meanings given those terms in the attached Appendix A or in the section of the Plan referred to therein.

                                   ARTICLE 3

                                ADMINISTRATION

  3.1 COMMITTEE. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum and all determinations shall be made by a majority of that quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting duly called and held.

  3.2 POWERS; REGULATIONS. The Committee shall have full power and authority, subject only to the provisions of the Plan (a) to administer or supervise the administration of the Plan; (b) to interpret the provisions of the Plan and the Option Agreements; (c) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as it determines to be necessary or advisable to carry out the purpose of the Plan; and (d) to take such other actions in connection with the Plan as it determines to be necessary or advisable. The Committee is authorized to adopt, amend and rescind such rules, regulations and procedures not inconsistent with the provisions of the Plan as it determines to be necessary or advisable for the proper administration of the Plan, and each Option shall be subject to all such rules, regulations and procedures (whether the Option was granted before or after promulgation thereof). Without limiting the authority of the Committee to interpret the provisions of the Plan, the Committee shall have the right to determine that a transaction (or series of related transactions) is not a Control Purchase, even though literally included within the definition of that term, if the Committee determines that the transaction (or series of related transactions) does not have the effect of significantly changing or influencing the control of the Company on a permanent basis.
--------

/1/ The provisions of the Plan have been adjusted as necessary to reflect the two-for-one stock split in the form of a stock dividend effected in February 1998.

  3.3 LIMITS ON AUTHORITY. Exercise by the Committee of its authority shall be consistent with the intent that all Incentive Stock Options be qualified under the terms of Section 422 of the Code, and that the Plan be administered in a manner so that, to the extent possible, the grant of Options and all other transactions with respect to the Plan, to Options and to any Common Stock acquired upon exercise of Options, shall be exempt from the operation of
Section 16(b) of the Exchange Act.

  3.4 EXERCISE OF AUTHORITY. Each action and determination made or taken by the Committee (or by the Continuing Directors pursuant to the express authority granted them in the Plan), including but not limited to any interpretation of the Plan and the Option Agreements, shall be final, conclusive and binding for all purposes and upon all persons. No member of the Committee (or Continuing Director) shall be liable for any action or determination made or taken by the member (or Continuing Director) or the Committee in good faith.

                                   ARTICLE 4

                          SHARES SUBJECT TO THE PLAN

  4.1 GRANT LIMITS. Subject to the provisions of this Article 4, the maximum number of shares of Common Stock for which Options may be granted during any calendar year during the term of the Plan, from and including 1998 to and including 2007, shall be one and one-half percent (1 1/2%) of the number of shares of Common Stock outstanding on December 31 of the prior calendar year (such maximum number of shares will be referred to as the "Plan Annual Grant Limit"), subject to the following additional limitations:

  (a) the maximum number of shares of Common Stock for which Options may be granted during the entire term of the Plan shall be the sum of (i) six million (6,000,000) shares, plus (ii) any shares of Common Stock subject to options outstanding on the Effective Date under the 1994 Airborne Key Employee Stock Option and Stock Appreciation Rights Plan, to the extent the options terminate without having been exercised in full (such maximum number of shares will be referred to as the "Overall Grant Limit"); and

  (b) the maximum number of shares of Common Stock for which Options may be granted to any Eligible Person during any calendar year shall be two hundred thousand (200,000) (such maximum number of shares will be referred to as the "Individual Annual Grant Limit").

  Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. If an Option terminates for any reason without having been exercised in full, the shares of Common Stock for which the Option has not been exercised shall again be available for purposes of the Plan.

  4.2 ADJUSTMENTS. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, rights offering, or other transaction or event that is not an

Approved Transaction or Control Purchase affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it determines to be equitable and appropriate, adjust any or all of (a) the number of shares of Common Stock (or number and kind of other securities or property) for which, and the time or times when, outstanding Options may thereafter be exercised; (b) the purchase price for the shares (or other securities or property) under outstanding Options; and (c) the number of shares of Common Stock (or number and kind of other securities or property) that will thereafter constitute the Plan Annual Grant Limit, the Overall Grant Limit and the Individual Annual Grant Limit.

                                   ARTICLE 5

                                  ELIGIBILITY

  In order to be eligible to participate in the Plan and to receive an Option, a person (an "Eligible Person") shall be an employee of the Company or one of its Affiliates other than an employee who is a 10% Stockholder.

                                   ARTICLE 6

                                 STOCK OPTIONS

  6.1 GRANT OF OPTIONS. The Committee shall from time to time determine, subject to the express limitations of the Plan (a) the Eligible Persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; (c) whether the Options are Incentive Stock Options or Nonqualified Stock Options; and (d) all of the other terms and conditions (which need not be identical) of the Options; provided, however, that each Option that by its terms qualifies as an Incentive Stock Option shall be such unless the Committee expressly provides otherwise.

  6.2 PURCHASE PRICE. The price at which shares of Common Stock may be purchased upon exercise of an Option shall not be less than the Fair Market Value of the shares on the date the Option is granted.

  6.3 LIMITATIONS ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value of the shares of Common Stock for which, during any calendar year, one or more Incentive Stock Options under the Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under Section 422 of the Code) become exercisable for the first time by a Holder shall not exceed the ISO Limit (said value to be determined as of the respective dates on which the options are granted to the Holder). If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed the ISO Limit, then the portion of the Option in respect of such shares shall be deemed to be a Nonqualified Stock Option.

  6.4 TERM OF OPTIONS. Subject to the provisions of the Plan with respect to termination of Options upon or following termination of employment, the Committee shall determine the term of each Option, which term shall not be more than ten (10) years from the date of grant in the case of an Incentive Stock Option.

  6.5 OPTION AGREEMENT. Each Option shall be evidenced by an agreement (the "Option Agreement") containing the terms and conditions of the Option as determined by the Committee. An Option Agreement may contain (but shall not be required to contain) such terms and conditions as the Committee determines to be necessary or appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock received by the Holder from the Company.

  6.6 EXERCISE OF OPTIONS.

  (a) TIME EXERCISABLE. An Option shall become and remain exercisable to the extent provided in its Option Agreement and in the Plan. After an Option is granted, the Committee may accelerate the time or times at which the Option may be exercised.

  (b) MANNER OF EXERCISE. An Option shall be exercised by written notice to the Company in compliance with the terms and conditions of its Option Agreement and such procedures for exercise of Options as the Committee may adopt from time to time. The method or methods of payment of the purchase price of the shares to be purchased upon exercise of the Option shall be determined by the Committee and set forth in its Option Agreement. Unless the Committee expressly provides otherwise, such purchase price shall be paid by
(i) check, (ii) delivery of whole shares of Common Stock that are owned by the Holder and have been outstanding for at least six (6) months, or (iii) delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price. The minimum number of shares of Common Stock for which an Option must be exercised shall be one hundred (100) (or, if less, the full number of shares for which it is exercisable).

  (c) VALUE OF SHARES. Shares of Common Stock delivered in payment of all or any part of the purchase price payable upon exercise of an Option shall be valued at their Fair Market Value on the exercise date of the Option.

  (d) ISSUANCE OF SHARES. The Company shall issue the shares of Common Stock purchased under an Option as soon as practicable after the Option has been duly exercised; provided, however, that no fractional shares shall be issuable under the Plan, and any fractional shares that would otherwise be issuable shall be disregarded. Following exercise of an Incentive Stock Option, the Committee shall cause the information statement required by Section 6039 of the Code to be furnished to the Holder within the time and in the manner prescribed by law.

  6.7 LEGENDS. Each certificate representing shares of Common Stock issued upon exercise of an Option shall contain any legends that the Committee determines to be necessary or appropriate. The Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

  6.8 NONTRANSFERABILITY. Unless the Committee determines otherwise at the time an Option is granted (or at any later time when the Committee, by written notice to the Holder, releases in whole or in part the restrictions under this
Section 6.8), an Option shall not be transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Holder thereof only by the Holder (or his or her court appointed legal representative).

                                   ARTICLE 7

                              GENERAL PROVISIONS

  The provisions of this Article 7 shall apply to all Options, except to the extent that one or more Option Agreements expressly provide otherwise.

  7.1 TERMINATION OF EMPLOYMENT.

  (a) IN GENERAL. If a Holder's employment with the Company or one of its Affiliates terminates prior to the full exercise of an Option for any reason other than death, Disability, Retirement or Cause, then the Option shall thereafter be exercisable, to the extent the Holder was entitled to exercise the Option on the date of such termination, for a period of three (3) months following such termination (but not later than the end of the term of the Option), at which time the Option shall terminate.

  (b) RETIREMENT. If a Holder's employment with the Company or one of its Affiliates terminates prior to the full exercise of an Option on account of Retirement, then the Option shall (i) automatically become exercisable for all of the shares under the Option, and (ii) thereafter be exercisable for a period of three (3) years following such termination (but not later than the end of the term of the Option or one (1) year following the death of the Holder), at which time the Option shall terminate.

  (c) DEATH OR DISABILITY. If a Holder's employment with the Company or one of its Affiliates terminates prior to the full exercise of an Option on account of death or Disability, then the Option shall (i) automatically become exercisable for all of the shares under the Option, and (ii) thereafter be exercisable for a period of one (1) year following such termination (but not later than the end of the term of the Option), at which time the Option shall terminate.

  (d) TERMINATION FOR CAUSE. If a Holder's employment is terminated for Cause, then all Options held by the Holder shall immediately terminate. Following termination of a Holder's employment, if the Holder engages in any act that would have constituted Cause if the Holder had remained employed by the Company or any of its Affiliates, then the Committee shall be entitled to terminate any Options held by the Holder.

  (e) MISCELLANEOUS. The Committee may determine whether a leave of absence of a Holder constitutes a termination of the Holder's employment; provided, however, that neither (i) a leave of absence, duly authorized in writing by the Company or any of its Affiliates for military service or sickness, or for any other purpose approved by the Company or any of its Affiliates, if the period of the leave does not exceed ninety (90) days, nor (ii) a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company or any of its Affiliates, provided the Holder's right to return to the employ of the Company or the Affiliate is guaranteed either by statute or by contract, shall be deemed a termination of the Holder's employment. An Option shall not be affected by any change in the Holder's employment so long as the Holder continues to be employed by the Company or any of its Affiliates. If a Holder is employed by an Affiliate of the Company that ceases to be an Affiliate, such event shall, for purposes of any Option held by the Holder, be deemed to constitute a termination of the Holder's employment for a reason other than death, Disability, Retirement or Cause.

  7.2 CERTAIN EVENTS.

  (a) CONTROL PURCHASE. Effective upon a Control Purchase, if the Holder of an Option is employed by the Company or any of its Affiliates at that time, the Option shall automatically become exercisable for all of the shares under the Option.

  (b) APPROVED TRANSACTION. If an Approved Transaction occurs, the Committee shall have the power to determine what effect, if any, the Approved Transaction shall have upon outstanding Options, including, without limitation the following powers:

    (i) to cause the Options to be surrendered and canceled and payments to be made to the Holders in exchange therefor;

    (ii) to accelerate exercisability of the Options; and

    (iii) to cause adjustments to be made in (A) the number of shares of Common Stock (or number and kind of other securities or property) for which, and the time or times when, outstanding Options may thereafter be exercised, (B) the purchase price for the shares (or other securities or property) under outstanding Options, and (C) the other terms of outstanding Options.

  7.3 RIGHT TO TERMINATE EMPLOYMENT. Nothing contained in the Plan or in any Option Agreement, and no action of the Company or the Committee with respect thereto, shall confer on any Holder any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms and conditions of any agreement between the Holder and the Company or any of its Affiliates, to terminate at any time, with or without Cause, the employment of the Holder.

  7.4 NONALIENATION OF BENEFITS. Except as permitted pursuant to Section 6.8, no right or benefit under the Plan or any Option shall be (a) subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge (and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void); or (b) liable for or subject to the debts, contracts, liabilities or torts of the person entitled to the right or benefit.

  7.5 TERMINATION AND AMENDMENT

  (a) TERMINATION. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date; provided, however, that the Board or the Committee may terminate the Plan at any earlier time. No Options may be granted following termination of the Plan, but the provisions of the Plan shall continue in effect until all Options terminate or are exercised in full and all rights of all persons with any interest in the Plan expire.

  (b) AMENDMENT OF PLAN. The Board or the Committee may from time to time amend the Plan, whether before of after termination of the Plan, in such respects as it shall deem advisable; provided, however, that any such amendment (i) shall comply with all applicable laws and stock exchange listing requirements, and (ii) with respect to Incentive Stock Options granted or to be granted under the Plan, shall be subject to any approval by stockholders of the Company required under the Code. No amendment of the Plan may adversely affect the rights of the Holder of an Option in any material way unless the Holder consents thereto.

  7.6 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Options and the issuance of Common Stock upon the exercise thereof shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including but not limited to the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or over-the-counter market on which the Common Stock may be listed or quoted. The Company shall have no obligation to register shares of Common Stock issuable upon exercise of Options under the Securities Act or to register, qualify or list such shares under the laws of any state or other jurisdiction or the rules of any securities exchange or over-the-counter market.

  7.7 WITHHOLDING. By accepting an Option, the Holder shall be deemed to have agreed to pay, or make arrangements satisfactory to the Committee for payment to the Company of, all taxes required to be withheld by the Company in connection with the exercise of the Option or any sale, transfer or other disposition of any shares of Common Stock acquired upon exercise of the Option. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such taxes, then the Company or any of its Affiliates shall, to the extent not prohibited by law, have the right to deduct from any payment of any kind otherwise due to the Holder an amount equal to any taxes of any kind required to be withheld by the Company or any of its Affiliates with respect to the Option.

  7.8 SEPARABILITY. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

  7.9 PLAN NOT EXCLUSIVE. Neither the adoption of the Plan by the Board nor any submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including but not limited to the granting of stock options and the awarding of stock and cash outside of the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

  7.10 EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By accepting an Option, the Holder shall be deemed to have agreed that the Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its Affiliates.

  7.11 NO STOCKHOLDER RIGHTS. No Holder or other person shall have any voting or other stockholder rights with respect to shares of Common Stock under an Option until the Option has been duly exercised, full payment of the purchase price has been made, all conditions under the Option and the Plan to issuance of the shares have been satisfied, and a certificate for the shares has been issued. No adjustment shall be made for cash or other dividends or distributions to stockholders for which the record date is before the date of such issuance.

  7.12 GOVERNING LAW. The Plan and all Options shall be governed by, and interpreted in accordance with, the laws of the State of Washington.

  7.13 COMPANY'S RIGHTS. The grant of Options shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

  7.14 EFFECTIVE DATE; APPROVAL REQUIREMENTS. The Plan shall be effective as of January 1, 1998 (the "Effective Date"). Issuance of Options after the Effective Date shall be subject to the approval of the Plan by the stockholders of the Company at the annual meeting of stockholders scheduled to be held on April 28, 1998, or any adjournment thereof. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. No Option shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied at such annual meeting, the Plan and any Options granted prior thereto shall automatically be void and of no effect.

                                  APPENDIX A

                                  DEFINITIONS

  "Affiliate" of the Company means any corporation that constitutes a "parent corporation" or a "subsidiary corporation" within the meaning of Section 424 of the Code.

  "Approved Transaction" means any of the following transactions consummated with the approval, recommendation or authorization of the Board:

    (a) any merger, consolidation, statutory or contractual share exchange, or other transaction to which the Company or any of its Affiliates or stockholders is a party if, immediately following the transaction, the persons who held Common Stock (or securities convertible into Common Stock) immediately before the transaction hold less than a majority of--

      (i) the combined Common Equity of the Company; or

      (ii) if, pursuant to the transaction, shares of Common Stock are changed or converted into or exchanged for, in whole or part, securities of another corporation or entity, the combined Common Equity of that corporation or entity;

  without taking into account any person's Common Equity of the Company or the other corporation or entity that is not directly attributable (through continued ownership, amendment, reclassification, conversion or exchange) to the person's holdings of Common Stock (or securities convertible into Common Stock) immediately before the transaction;

    (b) any liquidation or dissolution of the Company; and

    (c) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

  "Board" means the Board of Directors of the Company.

  "Cause" means, in connection with the termination of the employment of a Holder (a) repeated failures to carry out directions of the Board or the Holder's supervisors with regard to material matters reasonably consistent with the Holder's duties; (b) knowing violation of a state or federal law involving the commission of a crime against the Company or any of its Affiliates or a felony; (c) misuse of controlled substances; (d) any misrepresentation, deception, fraud or dishonesty that is materially injurious to the Company or any of its Affiliates; and (e) any act or omission in willful disregard of the interests of the Company or any of its Affiliates that substantially impairs the goodwill, business or reputation of the Company or any of its Affiliates.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

  "Committee" means the Compensation Committee of the Board.

  "Common Equity" means the capital stock of a corporation (or corresponding securities of a noncorporate entity) ordinarily, and apart from rights accruing under special circumstances, having the right to vote in an election for directors (or for members of the governing body of the noncorporate entity).

  "Common Stock" means the Common Stock, par value $1.00 per share, of the Company.

  "Company" is defined in Article 1.

  "Continuing Directors" means the persons who constitute "Continuing Directors," as defined in Section 11.3(g) of the Certificate of Incorporation of the Company, as amended.

  "Control Purchase" means any transaction (or series of related transactions), consummated without the approval, recommendation or authorization of the Board, in which any person, corporation or other entity (including any "person" as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) purchases any Common Stock (or securities convertible into Common Stock), pursuant to a tender offer or a request or invitation for tenders (as those terms are defined in Section 14(d)(1) of the Exchange Act) or otherwise, and thereafter is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than twenty-five percent (25%) of the combined Common Equity of the Company.

  "Disability" means any condition that constitutes "disability" within the meaning of Section 22(e)(3) of the Code.

  "Effective Date" is defined in Section 7.14.

  "Eligible Person" is defined in Article 5.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

  "Fair Market Value" for the Common Stock (or any other security) on any day means, if the Common Stock (or other security) is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock (or unit of the other security) on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock (or other security) is listed, or, if the Common Stock (or other security) is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock (or other security) is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee determines to be appropriate.

  "Holder" means an Eligible Person who has received an Option or, if rights under the Option continue following the death of the Eligible Person or are transferred in a manner permitted by Section 6.8, the person who succeeds to those rights by will or by the laws of descent and distribution or by such transfer.

  "Incentive Stock Option" means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

  "Individual Annual Grant Limit" is defined in Section 4.1.

  "ISO Limit" means $100,000 or such greater or lesser amount as may be specified from time to time in Section 422(d) of the Code.

  "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

  "Option" means an option with respect to shares of Common Stock awarded pursuant to Article 6.

  "Option Agreement" is defined in Section 6.5.

  "Overall Grant Limit" is defined in Section 4.1.

  "Plan" is defined in Article 1.

  "Plan Annual Grant Limit" is defined in Section 4.1.

  "Retirement" means any termination of a Holder's employment other than on account of death, Disability or Cause after the Holder has either (a) attained the age of fifty-five (55) years and accumulated at least twenty (20) years of service with the Company and its Affiliates, or (b) attained the age of sixty
(60) years and accumulated at least ten (10) years of service with the Company and its Affiliates.

  "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Securities Act shall include any successor section.

  "10% Stockholder" means a person who owns (or is considered as owning within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company.

                         AIRBORNE FREIGHT CORPORATION
             3101 WESTERN AVENUE, P.O. BOX 662, SEATTLE, WA 98111

                                   P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James. H. Carey, Andrew B. Kim and Robert
S. Cline as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated below, all the shares of Common Stock of Airborne Freight Corporation (the "Company") held of record by the undersigned on February 23, 1998, at the annual meeting of shareholders to be held April 28, 1998, or any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ON THE REVERSE SIDE AND FOR APPROVAL OF THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 120,000,000 AND THE PROPOSAL TO APPROVE THE AIRBORNE FREIGHT CORPORATION 1998 KEY EMPLOYEE STOCK OPTION PLAN.

Continued, and to be signed and dated, on reverse side.

                                                    AIRBORNE FREIGHT CORPORATION
                                                    P.O. BOX 11249
                                                    NEW YORK, N.Y. 10203-0249

                            DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS -
   Class A (Term to expire 2001)

   FOR all nominees listed below                             [_]

   WITHHOLD AUTHORITY to vote for all nominees listed below  [_]

   EXCEPTIONS                                                [_]

   Nominees: Andrew F. Brimmer, Harold M. Messmer, Jr., Mary Agnes Wilderotter

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE OUT THE NOMINEE'S NAME ABOVE. IF YOU DESIRE TO CUMULATE YOUR VOTES FOR ANY INDIVIDUAL NOMINEE(S), WRITE YOUR INSTRUCTION, AS TO NUMBER OF VOTES CAST FOR EACH, ON THE SPACE PROVIDED BELOW. THE TOTAL MUST NOT EXCEED THREE TIMES THE NUMBER OF SHARES YOU HOLD).

   ____________________________________________________________________________

2. To approve the proposal to amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 60,000,000 to 120,000,000.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

3. To approve the Airborne Freight Corporation 1998 Key Employee Stock Option Plan.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

                                 Change of Address and/or Comments Mark Here [_]

Please sign as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, if partnership, please sign in partnership name by authorized person.

                                 Dated:___________________________________, 1998

                                 _______________________________________________
                                                    Signature

                                 _______________________________________________
                                            Signature if held jointly

                           VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [X]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.